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                                                                    EXHIBIT 10.5
                                                                  EXECUTION COPY


                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT is entered into as of the 20th day of December, 1996, by and between Safelite Glass Corp., a Delaware corporation, with a principal business address at 1105 Schrock Road, Columbus, Ohio (the "Company"), and Douglas A. Herron, an individual residing at 6605 Highland Lakes Place, Westerville, Ohio (the "Executive").

     WHEREAS, the Company desires the benefit of the experience, supervision and services of the Executive and desires to employ the Executive upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Executive is willing and able to accept such employment on such terms and conditions.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

     1. EMPLOYMENT DUTIES AND ACCEPTANCE. The Company hereby employs the Executive, and the Executive agrees to serve and accept employment, initially as the Senior Vice President and Chief Financial Officer of the Company, subject to the direction and control of the Board of Directors of the Company (the "Board") and reporting directly to the Board. In connection therewith, to oversee and direct the operations of the Company and to perform such other duties consistent with the responsibilities of Senior Vice President and Chief Financial Officer, all subject to the direction and control of the Board. During the term of the Executive's employment with the Company hereunder, the Executive shall devote all of his working time to such employment and appointment, shall devote his best efforts to advance the interests of the Company and shall not engage in any other business activities, as an employee, director, consultant or in any other capacity, whether or not he receives any compensation therefor, without the prior written consent of the Board.

     2. TERM OF EMPLOYMENT. The Executive's employment and appointment hereunder shall commence on the date hereof and continue for a period of three years, unless earlier terminated in accordance with Section 4 hereof (the "Term"). Unless either party hereto shall give the other party written notice at least thirty (30) and not more than (60) days prior to the end of the Term, the Term shall automatically extend for an additional two year period, which additional two year period shall then be referred to as the Term. The Term shall continue to be extended pursuant to the previous sentence unless the required notice is given by either party.

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     3. COMPENSATION. In consideration of the performance by the Executive of his duties hereunder, the Company shall pay or provide to the Executive the following compensation which the Executive agrees to accept in full satisfaction for his services provided pursuant hereto (necessary withholding taxes, FICA contributions and the like shall be deducted from such compensation):

     (a) BASE SALARY. A base salary, payable in accordance with the Company's payroll practices, at the rate of Three Hundred Fifty Thousand Dollars ($350,000) per annum during the Term ("Base Salary"). The Board of Directors of the Company will review from time to time the Base Salary payable to the Executive hereunder and may, in its discretion, increase but not decrease, the Executive's rate of compensation. Any such increased Base Salary shall be and become the "Base Salary" for purposes of this Agreement.

     (b) BONUS. A bonus (the "Bonus"), payable annually in arrears, of up to a maximum of 100% of the Executive's Base Salary, as determined by the Board.

     (c) STOCK OPTIONS. Pursuant to the Company's 1996 Stock Option Plan, the Company shall grant the Executive 23,370 options (the "Options") to purchase shares of the Company's Class A Common Stock, $0.01 par value per share.

     (d) INSURANCE COVERAGES AND PENSION PLANS. Such medical, dental, life insurance and pension benefits as are generally made available by the Company to its executive officers ("Management") from time to time shall be made available to the Executive.

     (e) VACATION. The Executive shall be entitled to four (4) weeks vacation each year.

     (f) EXPENSES. Reimbursement of all reasonable and documented expenses actually incurred or paid by the Executive in the performance of the Executive's duties under this Agreement, upon presentation of expense statements, vouchers or other supporting information in accordance with Company policy.

     (g) INDEMNIFICATION. The Executive shall be entitled to indemnification from the Company to the extent provided in its charter and by-laws and shall be covered by the terms of the Company's policy of insurance for directors and officers in effect from time to time (the "D&O Insurance"). Copies of the Company's charter, by-laws and D&O Insurance will be made available to the Executive upon request.

     4. Termination.
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     (a) TERMINATION BY THE COMPANY WITH CAUSE. The Company shall have the right at any time to terminate the Executive's employment hereunder without prior notice upon the occurrence of any of the following (any such termination being referred to as a termination for "Cause"):

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               (i) the commission by the Executive of any deliberate and
          premeditated act taken by the Executive in bad faith against the interests of the Company;

               (ii) the Executive has been convicted of, or pleads NOLO CONTENDERE with respect to, any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty, or misappropriation of the property of the Company;

               (iii) the habitual drug addiction or intoxication of the Executive which negatively impacts his job performance;

               (iv) the willful failure or refusal of the Executive to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Board; or

               (v) the Executive breaches any of the terms of this Agreement or any other agreement between the Executive and the Company which breach is not cured within 30 days subsequent to notice from the Company to the Executive of such breach.

     (b) TERMINATION BY COMPANY FOR DEATH OR DISABILITY. The Company shall have the right at any time to terminate the Executive's employment hereunder without prior notice if the Executive is unable to perform substantially all of his duties and responsibilities hereunder by reason of any mental, physical or other disability for an aggregate of one hundred eighty (180) days during any period of three hundred sixty (360) consecutive calendar days (for purposes hereof, "disability" has the same meaning as is defined for such term in the Company's disability policy). The Company's obligations hereunder shall, subject to the provisions of Section 5(b), also terminate upon the death of the Executive.

     (c) TERMINATION BY COMPANY WITHOUT CAUSE. The Company shall have the right at any time to terminate the Executive's employment for any other reason without Cause upon sixty (60) days prior written notice to the Executive.

     (d) VOLUNTARY TERMINATION BY EXECUTIVE. The Executive shall be entitled to terminate his employment and appointment hereunder upon sixty (60) days prior written notice to the Company. Any such termination shall be treated as a termination by the Company for "Cause" under Section 5.

     (e) CONSTRUCTIVE TERMINATION BY THE EXECUTIVE. The Executive shall be entitled to terminate his employment hereunder, upon notice delivered within three (3) business days of the occurrence of a Constructive Termination. Any such termination shall be treated as a

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termination by the Company without Cause. For this purpose, a "Constructive
Termination" shall mean:

          (i) A reduction in Base Salary.

          (ii) A reduction in annual Bonus opportunity.

          (iii) A change of more than seventy-five (75) miles in the office or location where the Executive is based.

          (iv) Unless with the express written consent of the Executive, (I) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive's position, authority or responsibilities as contemplated by Section 1 of this Agreement, or (II) any other substantial change in such position, including titles, authority or responsibilities from those contemplated by Section 1 of this Agreement.

          (v) The acquisition of more than 50% of the then outstanding Class A Common Stock of the Company by any of the following companies: Apogee Enterprises, Inc., PPG Industries, Inc., Asahi Glass Co., Ltd., AFG Industries, Inc., Vistar, Inc., Belron International, Vitro Sociedad Anonima, Guardian Industries, Saint-Gobian, Pilkington, PLC or their affiliates.

     (f) NOTICE OF TERMINATION. Any termination by the Company for Cause shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9. For purposes of this Agreement, a "Notice of Termination" means a written notice given prior to the termination which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by any party to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing its rights hereunder.

     5. Effect of Termination of Employment.
        -----------------------------------

     (a) WITH CAUSE. If the Executive's employment is terminated with Cause, the Executive's salary and other benefits specified in Section 3 shall cease at the time of such termination, and the Executive shall not be entitled to any compensation specified in Section 3 which has not been paid prior to such termination; provided, however, that the Executive shall be entitled to continue to participate in the Company's medical benefit plans to the extent required by law.

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     (b) DEATH OR DISABILITY. If the Executive's employment is terminated by the death or disability of the Executive (pursuant to Section 4(b)), the Executive's compensation provided in Section 3 shall be paid to the Executive or, in the event of the death of the Executive, the Executive's estate, as follows:

               (i) the Executive's Base Salary specified in Section 3(a) shall continue to be paid in monthly installments until the first to occur of (i) six (6) months following such termination and (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement;

               (ii) a pro rata portion (based on days worked) of the Bonus payable to the Executive, if any, specified in Section 3(b) shall be paid, unless the Board of Directors of the Company determines to pay a greater amount in its sole discretion;

               (iii) the Executive's additional benefits specified in Section 3(c) shall continue to be available to the Executive until the first to occur of (i) twelve (12) months following such termination and (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement.

     (c) WITHOUT CAUSE. If the Executive's employment is terminated by the Company without Cause (pursuant to Section 4(c) or 4(e)), the Executive's compensation provided in Section 3 shall be paid as follows:

               (i) the Executive's Base Salary specified in Section 3(a) shall continue to be paid in monthly installments until the later to occur of (i) the initial term of this Agreement or (ii) twenty-four (24) months following such termination (it being specifically agreed that the Executive has no obligation to mitigate the amounts otherwise payable pursuant to this provision);

               (ii) a pro rata portion (based on days worked) of the Bonus payable to the Executive, if any, specified in Section 3(b) shall be paid, unless the Board of Directors of the Company determines to pay a greater amount, in its sole discretion;

               (iii) the Executive's additional benefits specified in Section 3(c) shall continue to be available to the Executive until the first to occur of (i) twelve (12) months following such termination and (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement; and

               (iv) fifty percent (50%) of the Options granted to the Executive which were not vested as of the date of such termination shall be automatically vested.


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     6. Non-Competition; Non-Solicitation.
        ---------------------------------

     (a) The Executive agrees that during the Non-Competition Period (defined below) he will not in any capacity, either separately, jointly, or in association with others, as an officer, director, consultant, agent, employee, owner, partner or stockholder, engage or have a financial interest in any business which is involved in auto glass replacement or repair business or any other business which competes with the Company's current or currently planned products as of the date of the employee's termination of Employment with the Company (excepting only the ownership of not more than 5% of the outstanding securities of any class listed on an exchange or regularly traded in the over-the-counter market). The "Non-Competition Period" is (i) the period of the Executive's employment hereunder plus (ii) a period of one (1) year thereafter; provided, however, that the Non-Competition Period shall in no events be shorter than three years from the date hereof; and provided, further, however, that in the event of a termination of the Executive's employment pursuant to Sections 4(c) or 4(e) hereof, the Non-Competition Period shall be the period during which the Executive is receiving any benefits pursuant to Section 5(c) hereof. The Executive further agrees that during the Non-Competition Period he will not in any capacity, either separately, jointly or in association with others, solicit or otherwise contact any of the Company's customers or prospects, as shown by the Company's records, that were customers or prospects of the Company at any time during the Non-Competition Period if such solicitation or contact is for the general purpose of selling products or services that satisfy the same general needs as any products or services that the Company had available for sale to its customers or prospects during the Non-Competition Period. For purposes of this Section 6 and Section 7, the "Company" refers to the Company and any incorporated or unincorporated affiliates of the Company.

     (b) During the Non-Competition Period, the Executive will not solicit or attempt to solicit any officer, director, consultant, executive or employee of the Company or any of its affiliates to leave his or her engagement with the Company or such affiliate.

     7. Secret Processes and Confidential Information.
        ---------------------------------------------

     (a) For the Term and thereafter, (i) the Executive will not divulge, directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information with respect to the operation or finances of the Company or with respect to confidential or secret processes, techniques, machinery, customers, plans and products manufactured or sold by the Company and (ii) the Executive will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company; provided, however, that the Executive has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Executive.


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     (b) The Executive will promptly disclose to the Company and to no other person, firm or entity all inventions, discoveries, improvements, trade secrets, formulas, techniques, processes, know-how and similar matters, whether or not patentable and whether or not reduced to practice, which are conceived or learned by the Executive during the period of the Executive's employment with the Company, either alone or with others, which relate to or result from the actual or anticipated business or research of the Company or which result, to any extent, from the Executive's use of the Company's premises or property (collectively called the "Inventions"). The Executive acknowledges and agrees that all the Inventions shall be the sole property of the Company, and the Executive hereby assigns to the Company all of the Executive's rights and interests in and to all of the Inventions, it being acknowledged and agreed by the Executive that all the Inventions are works made for hire. The Company shall be the sole owner of all domestic and foreign rights and interests in the Inventions. The Executive agrees to assist the Company at its expense to obtain and from time to time enforce patents and copyrights on the Inventions.

     (c) Upon the request of, and, in any event, upon termination of the Executive's employment with the Company, the Executive shall promptly deliver to the Company all documents, data, records, notes, drawings, manuals and all other tangible information in whatever form which pertains to the Company, and the Executive will not retain any such information or any reproduction or excerpt thereof.

     (d) The Company and the Executive agree that the provisions of this Section 7 and Section 6 above shall, as of the date hereof, supersede the terms of
Section 4 of that certain letter from the Company to the Executive dated as of November , 1996 regarding a bonus to be paid to the Executive.

     8. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile or telex, (c) one day after delivery to an overnight delivery courier, or (d) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail. The addresses for such notices shall be as follows:

     (a) For notices and communications to the Company:

                   Safelite Glass Corp.
                   1105 Schrock Road
                   Columbus, OH  43216
                   Attention: President

          with a copy to:

                   Hutchins, Wheeler & Dittmar

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                   A Professional Corporation
                   101 Federal Street
                   Boston, MA  02110
                   Attention: Charles W. Robins, Esq.

     (b) For notices and communications to the Executive:

                  Douglas A. Herron
                  6605 Highland Lakes Place
                  Westerville, OH  43082

         with a copy to:

                  Seigfreid, Bingham, Levy, Selzer & Gee
                  A Professional Corporation
                  911 Main Street
                  Kansas City, MO  64105
                  Attention:  Larry J. Bingham, Esq.

Any party hereto may, by notice to the other, change its address for receipt of notices hereunder.

     9.  General.
         -------

     9.1 GOVERNING LAW. This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware.

     9.2 AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     9.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Executive, without regard to the duration of his employment by the Company or reasons for the cessation of such employment, and inure to the benefit of his administrators, executors, heirs and assigns, although the obligations of the Executive are personal and may be performed only by him. This Agreement shall also be binding upon and inure to the benefit of the Company and its subsidiaries, successors and assigns, including any corporation with which or into which the Company or its successors may be merged or which may succeed to their assets or business.

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     9.4 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be considered to have the force and effect of an original.

     9.5 ATTORNEYS' FEES. In the event that any action is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of one of the parties to this Agreement, all expenses, including reasonable attorneys' fees, shall be paid by the non-prevailing party.

     9.6 NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation during his employment hereunder in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliates and for which the Executive may qualify. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any affiliated company at or subsequent to the date of the Executive's termination of employment with the Company shall, subject to the terms hereof or any other agreement entered into by the Company and the Executive on or subsequent to the date hereof, be payable in accordance with such plan or program.

     9.7 COOPERATION WITH REGARD TO LITIGATION. The Executive agrees to cooperate with the Company during the Term and for a period of two years thereafter by making himself reasonably available to testify on behalf of the Company or its affiliates, in any action, suit or proceeding, whether civil, criminal, administrative or investigative and to assist the Company or any of its affiliates in any such action, suit or proceeding by providing information and meeting and consulting with the Board of Directors or its counsel or counsel to the Company or its affiliates, as reasonably requested by the Board or such counsel. The Executive shall be reimbursed by the Company for any expenses (including, but not limited to, legal fees) reasonably incurred by Executive in connection with his compliance with the foregoing covenant.

     9.8 SURVIVAL OF CERTAIN PROVISIONS. Provisions of this Agreement shall survive any termination of employment if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including without limitation, the obligations of the Executive pursuant to Sections 6, 7 and 9.7 hereof.

     9.9 REMEDIES. It is specifically understood and agreed that any breach of the provisions of Section 6 or 7 of this Agreement would result in irreparable injuries to the Company, that the remedy at law for any such breach will be inadequate and that upon breach of this provision, the Company, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to the Company.

     9.10 SEVERABLE PROVISIONS. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction determines that any provision of this

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Agreement, or the application thereof, is unenforceable in whole or in part because the duration or scope thereof are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the fullest extent permitted by law.

     9.11 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings and agreements between them.

     9.12 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE COMPANY AND THE EXECUTIVE, BY ITS OR HIS EXECUTION HEREOF, WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE EXECUTIVE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND THE EXECUTIVE FURTHER REPRESENT AND WARRANT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS OR HIS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS OR HIS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF ANY LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal as of the date first above written.

                                                  SAFELITE GLASS CORP.



                                                  By:    /s/ John Barlow
                                                      ---------------------
                                                  Name:  John Barlow
                                                  Title: President


                                                  EXECUTIVE:



                                                   /s/ Douglas A. Herron
                                                  ------------------------



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